Exhibit 10.1

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (this “Agreement”) entered into as of January 14, 2025, sets forth the terms and conditions of an award (this “Award”) of restricted stock granted by Unusual Machines, Inc., a Nevada corporation (the “Company”) to ____________ (the “Recipient”) under the 2022 Equity Incentive Plan (the “Plan”).

1.The Plan. This Award is made pursuant to the Plan, the terms of which are incorporated in this Agreement. Capitalized terms used in this Agreement that are not defined in this Agreement have the meanings as used or defined in the Plan.

2.Award. As of the date of this Agreement, the Recipient has been granted _______ shares of restricted stock.

3.Vesting/Forfeiture.

(a)The shares of restricted stock are fully vested.

(b)However, notwithstanding any other provision of this Agreement, at the option of the Board of Directors or the Compensation Committee, all shares of restricted stock subject to this Agreement, whether vested or unvested, shall be immediately forfeited in the event of:

(1)Termination for any reason including without cause and including, but not limited to, fraud, theft, employee dishonesty and violation of Company policy;

(2)Purchasing or selling securities of the Company without written authorization in accordance with the Company’s inside information guidelines then in effect;

(3)Breaching any duty of confidentiality including that required by the Company’s inside information guidelines then in effect;

(4)Competing with the Company;

(5)Being unavailable for consultation after leaving the Company’s employ if such availability is a condition of any agreement between the Company and the Recipient;

(6)Recruitment of Company personnel after termination of the Recipient’s relationship with the Company, whether such termination is voluntary or for cause;

(7)Failure to assign any invention or technology to the Company if such assignment is a condition of employment or any other agreements between the Company and the Recipient; or

(8)A finding by the Company’s Board that the Recipient has acted disloyally and/or against the interests of the Company.

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4.Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar overnight next business day delivery, or by email delivery followed by overnight next day delivery, as follows:

To the Company:	Unusual Machines, Inc.
4677 L B McLeod Rd, Suite J
Orlando, FL 32811
allan@unusualmachines.com
Attention: Allan Evans, CEO

With a copy to:	Nason, Yeager, Gerson, Harris & Fumero, P.A.
3001 PGA Boulevard, Suite 305
Palm Beach Gardens, FL 33410
Attention: Michael Harris

To the Recipient:	To the Recipient at the address on the signature
page of this Agreement

or to such other address as either of them, by notice to the other may designate from time to time. Time shall be counted to, or from, as the case may be, the delivery of any notice.

5.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

6.Attorney’s Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney’s fee, costs and expenses.

7.Severability. If any term or condition of this Agreement shall be invalid or unenforceable to any extent or in any application, then the remainder of this Agreement, and such term or condition except to such extent or in such application, shall not be affected hereby and each and every term and condition of this Agreement shall be valid and enforced to the fullest extent and in the broadest application permitted by law.

8.Entire Agreement. This Agreement represents the entire agreement and understanding between the parties and supersedes all prior negotiations, understandings, representations (if any), and agreements made by and between the parties. Each party specifically acknowledges, represents and warrants that they have not been induced to sign this Agreement

9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to principles of conflicts of laws.

10.Headings. The headings in this Agreement are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date aforesaid.

Unusual Machines, Inc.

By: _____________________________________

Allan Evans, Chief Executive Officer

RECIPIENT

By: ____________________________________

       _____________

Address:

______________________

______________________

Email:__________________

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